Exhibit 10.43
Second Amendment to Lease

This Second Amendment to Lease (“Amendment”) is made and entered January 23, 2023 (the “Amendment Effective Date”) by and between McDonald Family Co. LLC (“Lessor”) and Eiger Pharmaceuticals, Inc. (“Lessee”).

WHEREAS, Lessor and Lessee are parties to that certain Standard Multi-Tenant Office Lease – Net dated October 17, 2017, as amended with Addendum to Lease dated December 8, 2017 and as amended with First Amendment to Lease dated April 26, 2018 (the “Lease”) for the premises commonly known as 2171 Park Blvd. Palo Alto, California (the “Premises”); and

WHEREAS, in accordance with Paragraph 39 of the Lease, Lessor and Lessee now desire to amend the Lease by extending the Term and changing the Expiration Date.

NOW THEREFORE, in consideration of the Premises and mutual covenants herein set forth and for other good and valuable consideration, Lessor and Lessee hereby agree to amend the Lease as follows:

1.Effective as of the Amendment Effective Date, Paragraph 1.3, the Term of the Lease is hereby extended for an additional year, amending the Expiration Date from February 28, 2023 to February 28, 2024.

2.Effective as of March 1, 2023, Paragraph 51, Base Rent (NNN) in the Lease is hereby amended to add the following Base Rent for the extended term of the Lease:

RENT: Total rent for the period from March 1, 2023 to February 28, 2024 will be $496,192.20 or Four Hundred Ninety Six Thousand One Hundred and Ninety Two Dollars and Twenty Cents.

Months	SF	NNN Rate	Monthly Total
1-12	8029	$5.15	$41,349.35

All rents shall be paid to Lessor or his authorized agent, at the following address McDonald Family Co. LLC. At P.O. Box 60233 Station A, Palo Alto, CA 94306, or at such other places as may be designated by Lessor from time to time.

3.Effective as of March 1, 2023, Paragraph 55.1 is amended to include the following Operating Expenses for the extended term of the Lease:

OPERATING EXPENSES: $.95/sqft. X 8029 sqft or $7,627.55 per month.

COST OF LIVING ADJUSTMENT: 3%

OPTION TO RENEW: 1 Year

4.All other terms and conditions to the Lease shall remain in full force and effect except to the extent modified in this Amendment.

ENTIRE AGREEMENT: The foregoing constitutes the entire agreement between the parties and may be modified only in writing and signed by both parties. ____________________________________________________________________

ACCEPTANCE

The parties hereto have executed this Amendment on the dates specified above their respective signature.

Date:    2/16/2023

BY LESSOR:

By:     /s/ Brion McDonald
Name: Brion McDonald
Title: Its Manager for McDonald Family Co LLC.
Date:

BY LESSEE:

By:     /s/ David Apelian
Name: David Apelian
Title: Eiger Biopharmaceuticals Inc. CEO
Date:    2/14/2023